UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2012

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-33579	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406-1409
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2012, InterDigital, Inc. (the “company”) held its 2012 annual meeting of shareholders (the “2012 annual meeting”). The matters voted on at the 2012 annual meeting and the voting results for each matter are set forth below.

(i)	The following individuals were elected as directors of the company to serve a one-year term until the company’s annual meeting of shareholders in 2013 and until his or her successor is elected and qualified as follows:

	Votes For	Votes Against	Abstentions	Broker
				Non-Votes
Gilbert F. Amelio	18,394,462	3,978,716	115,793	16,798,755
Steven T. Clontz	19,755,801	2,660,800	72,370	16,798,755
Edward B. Kamins	19,228,850	3,140,494	119,627	16,798,755
John A. Kritzmacher	19,354,323	2,997,414	137,234	16,798,755
William J. Merritt	18,465,832	3,943,891	79,248	16,798,755
Jean F. Rankin	19,228,403	3,186,068	74,500	16,798,755

(ii)	Shareholders passed an advisory resolution to approve the company’s executive compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,469,256	3,904,856	114,859	16,798,755

(iii)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year ending December 31, 2012 as follows:

Votes For	Votes Against	Abstentions
37,339,628	1,442,327	505,771

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

June 8, 2012	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Deputy General Counsel and Assistant Secretary